UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30, 2009

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

Zabala Employment Agreement

On January 30, 2009, Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company") and a business development company registered under the Investment Company Act of 1940, as amended ("Investment Company Act") entered into an employment agreement with Craig A. Zabala ("Zabala"), founder, Chairman, President and Chief Executive Officer, and acting Chief Financial Officer and Chief Compliance Officer, of the Company.  The Employment Agreement was approved at a meeting of the Board of Directors of the Company held January 28, 2009.  The meeting was attended by four (including Zabala) of the five directors of the Company and the Employment Agreement was approved by all three (3) of the Company's independent directors.

For the past five years, in addition to his responsibilities for the Company as its founder, Chairman, President and Chief Executive Officer and acting Chief Financial Officer and Chief Compliance Officer, Zabala has been the founder, Chairman, President, and Chief Executive Officer of The Concorde Group, Inc., a financial services holding company (“Concorde”), Chairman, President, and Chief Executive Officer of Concorde Europe Inc., Chairman, President, and Chief Executive Officer of Concorde Europe, Ltd., a company formed under the laws of Wales and England, and founder, Chairman, President and Chief Executive Officer of DBL Holdings, LLC (dba Drexel Burnham Lambert).  Zabala is 57 years old. Concorde owns 10,317,681 shares of Company common stock, representing 31.78% of the outstanding shares of Common Stock.  Zabala controls Concorde through his 62.42% stock ownership of Concorde.  He also owns or controls 1,832,500 shares of Company common stock, representing 5.64% of the outstanding shares of the common stock.  Concorde and Zabala may be deemed to control the Company.

The term of the Employment Agreement is three (3) years.  The term will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the term, the Company advises Zabala in writing that it does not wish to extend the Employment Period for an additional year.

Pursuant to the Employment Agreement, Zabala serves as President and Chief Executive Officer of the Company, provided that if the Company hires and/or enters into an employment agreement with any executive who serves as President and Chief Operating Officer of the Company, Zabala shall resign his position as President, but would keep his position as Chief Executive Officer.  Zabala also agrees to serve as acting Chief Financial Officer and acting Chief Compliance Officer until the Company retains employees for such positions.  The Employment Agreement also permits Zabala to perform work for Concorde and DBL Holdings, LLC, affiliates of the Company, provided that such work does not compete with the business and business opportunities of the Company.

Zabala receives a base annual salary of $60,000 under the Employment Agreement.  Each year, the Board of Directors may increase the base salary in its discretion.  In the event that the Company sells a minimum of $3,000,000 of shares of its common stock in its current private placement offering ("Offering") under Rule 506 under Regulation D under the Securities Act of 1933, as amended (“Securities Act”), the Company shall increase Zabala's annual base salary to $250,000 and pay him a $50,000 bonus (which bonus may be increased proportionately if the Company raises more than $3,000,000 in the Offering but the amount of the bonus shall not be greater than $100,000).  If the minimum amount is not raised in the Offering, Zabala's base salary remains at $60,000.

Pursuant to the Employment Agreement, Zabala is entitled to be granted 600,000 options to purchase shares of Common Stock at an exercise price of fair market value per share on date of grant as determined by the Board of Directors pursuant to the requirements of the Company's Stock Option Plan and the Board of Directors will also determine vesting for such grant pursuant to the requirements of the Stock Option Plan, provided that (i) the Company issues such options pursuant to its Stock Option Plan approved by the stockholders and the board of directors of the Company in accordance with the Investment Company Act; (ii) such issuance and Stock Option Plan comply with the Investment Company Act provisions applicable to options issued to an officer of a business development company; and (iii) upon issuance, the exercise price of the options must be above the net asset value per share of common stock of the Company.  The terms of the options granted to Zabala are described below.

The Employment Agreement terminates upon the earliest to occur of (i) Zabala's death or disability; (ii) cause or non-cause termination of Zabala by the Company; (iii) a termination by Zabala for "good reason" or Zabala resigns from the Company without "good reason" or (iv) Zabala is replaced as President and Chief Executive Officer of the Company (except if another executive is hired as President and Chief Operating Officer).

If Zabala is terminated without cause, or if he resigns for "good reason," he would receive accrued salary and bonuses, if any, to the end of the employment term.  In addition, if Zabala is terminated without cause or if he resigns for "good reason," the Company must pay to Concorde rental payments (for rental of space at 14 Wall Street, New York, New York 10005) of $4,000 per month from April 2004 until the month Zabala is terminated without cause or resigns for "good reason."  If he is terminated for cause, he is not entitled to any rights or compensation under the Employment Agreement, provided that the Company must make the $4,000 monthly rental payment to its affiliate Concorde described in the preceding sentence.  If Zabala is terminated in the event of death or disability, or he resigns without "good reason," he shall only be entitled to receive accrued and unpaid base salary and benefits through the date of his employment termination.  If the Company hires a replacement for Zabala who does not serve as President and Chief Operating Officer, but serves as Chief Executive Officer, Zabala would be entitled to the benefits above for a non-cause termination.

The Employment Agreement contains restrictive covenants applicable to Zabala.  He must not disclose to any party the Company's confidential information unless a limited exception applies.  He must not compete with the business of the Company during the employment period and for 12 months thereafter, provided that if he is terminated for cause, the 12 month non-competition period would be shortened to 60 days.  The Employment Agreement also contains a non-solicitation (Company employees, clients and customers) provision for the above restricted period, a non-disparagement clause (without time limit) and a provision that grants ownership rights to all intellectual property of Zabala when he works for the Company.

Stock Option Grant

On January 30, 2009, the Stock Option Plan Committee of the Board of Directors of the Company, consisting of independent directors Janet Buxman Kurihara and Robert J. Francis ("Committee") approved and administered a stock option grant to Zabala ("Stock Option Grant") approved by the Board of Directors of the Company.  The Stock Option Grant was made pursuant to the Company's Stock Option Plan (described below) and the Employment Agreement.

The following are the terms of the Stock Option Grant:

Number of options:	600,000
Exercise Price:	$.40
Grant Date:	February 1, 2009
Vesting:	Fully vested upon issuance.

The Committee determined that after a good faith review of the current and historical bid, ask and sales prices of the Company’s common stock on the Over The Counter Bulletin Board market, that the exercise price of the stock options ($.40) is at fair market value of the shares of Common Stock on the date of grant based upon the trailing 52-week high of $.40 per share as reported on the Over the Counter Bulletin Board, and that such exercise price is above net asset value per share on grant date.

The Corporation and Zabala entered into a stock option agreement dated February 2, 2009 containing the above terms of the Stock Option Grant.

Under the Investment Company Act, the Stock Option Grant must be approved by a majority of stockholders of the Company.  On January 30, 2009, the Company received written consents approving the Stock Option Grant from stockholders owning 17,290,450 shares of Common Stock of the Company, representing 53.25% of the outstanding shares of Common Stock.  The Company is in the process of preparing and will file with the SEC a Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act") with respect to such consents approving the Stock Option Grant, and will send out an information statement to its stockholders relating to approval of the Stock Option Grant.

Stock Option Plan

On November 25, 2008, the Board of Directors approved the Company's Stock Option Plan ("Stock Option Plan") by unanimous written consent, with all independent directors consenting to the approval of the Stock Option Plan.  Zabala and Concorde, a significant shareholder of the Company for which Zabala also serves as Chairman, President and Chief Executive Officer, hold approximately 37.42% of the Company's outstanding Common Stock and adopted a resolution in December 2008 by written consent of stockholders to approve the Stock Option Plan.  In addition, other stockholders owning 15.83% of the Company's outstanding shares of Common Stock have adopted a resolution by written consent of stockholders approving the Stock Option Plan.  In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the stockholders' consent became effective 21 days following December 22, 2008, the mailing date of the Information Statement to the Company's stockholders.  Pursuant to the Stock Option Plan, options for 3,000,000 shares of common stock are available for grant to the Company's officers, directors and key employees.  A grant must be approved by the Committee of the Board of Directors of the Company and be set forth in a stock option agreement between the Company and the optionee.  The Stock Option Plan is subject to the provisions of the Investment Company Act applicable to business development companies.

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)(1)       Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Zabala Employment Agreement and Stock Option Grant, which information is fully incorporated herein by reference.

(c)(2)       Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Zabala Employment Agreement and Stock Option Grant, which information is fully incorporated herein by reference.

(c)(3)       Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Zabala Employment Agreement and Stock Option Grant, which information is fully incorporated herein by reference.

(e)           Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Zabala Employment Agreement and Stock Option Grant, which information is fully incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK CAPITAL GROUP BDC, INC.

Date: February 5, 2009	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer